UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2016

PAYBOX CORP
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20660	11-2895590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 East Broward Boulevard Suite 1550 Fort Lauderdale, Florida (Address of Principal Executive Offices)	33394 (Zip Code)

Registrant’s telephone number, including area code: (954) 510-3750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 19, 2016, the Board of Directors (the “Board”) of Paybox Corp (the “Company”) approved a 1-for-1000 reverse stock split of the outstanding shares of its capital stock, par value 0.0001 par value per share (the “Common Stock”).

After completion of the reverse stock split, the Company expects to have fewer than 300 shareholders of record, allowing the Company to terminate the registration of its Common Stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). If that occurs, the Company will no longer be required to file periodic reports with the Securities and Exchange Commission (the “SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on From 8-K.
Accordingly, the shares of a stockholder that holds fewer than 1,000 shares of Common Stock immediately prior to the reverse split will be cancelled and converted into the right to receive from the Company a cash payment of eighty cents ($0.80) per share. Stockholders with 1,000 or more shares of Common Stock immediately before the reverse stock split will thereafter hold one share for each 1,000 common shares previously held. Persons who hold shares of Company common stock in “street name” are encouraged to contact their bank, broker, or other nominee for information on how the proposed transaction may affect any shares of Common Stock held for their account.
Consummation of the reverse stock split is subject to stockholder approval of an amendment to the Company’s certificate of incorporation. The amendment requires the approval of a majority of the Company’s outstanding shares. The Board may abandon the proposed reverse stock split at any time prior to its effectiveness of the applicable amendment to the Company's certificate of incorporation, even after stockholder approval, if the Board determines in its business judgment that such transaction is no longer in the best interests of the Company or its stockholders.
The terms of the reverse split will be set forth in a proxy statement and a transaction statement on Schedule 13E-3 outlining the proposed transaction.
This filing is only a brief description of a proposed transaction and is not a solicitation of a proxy or an offer to acquire any shares of common stock. The Company is preparing and plans to file a preliminary proxy statement and Schedule 13E-3 with the SEC outlining the transaction. All stockholders are advised to read the definitive proxy statement and Schedule 13E-3 carefully when the documents are available because the documents will contain important information about the stockholders meeting (i.e., the meeting at which the amendment will be presented for a vote of shareholders thereon) and the proposed transaction, including information about the mechanics of the proposed transaction, persons soliciting proxies, their interests in the transaction, and related matters. Stockholders may obtain a free copy of the proxy statement and Schedule 13E-3 at the SEC’s web site at www.sec.gov. The Company will also mail a copy of the definitive proxy statement prior to the stockholders meeting to its stockholders entitled to vote at the special meeting. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders in favor of the proposed transaction. Information about the Company’s executive officers and directors and their ownership of the Company’s common stock will be set forth in the preliminary proxy statement. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the proposed transaction by reading the proxy statement regarding the proposed transaction when it becomes available.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Paybox Corp has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYBOX CORP

Dated: December 22, 2016	By:	/s/ Lowell Rush
Lowell Rush
Chief Financial Officer